UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 23, 2021

Date of Report (Date of earliest event reported)

HARTE HANKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7120	74-1677284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Wells Branch Parkway

Austin, Texas 78728

(512) 434-1100

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HRTH	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Andrew B. Benett

Harte Hanks, Inc. (the “Company”) announced today that Andrew B. Benett has stepped down as Chief Executive Officer of the Company, effective as of June 22, 2021, and has resigned from the Company’s Board of Directors (the “Board”) as of such date. There were no disagreements between Mr. Benett and the Company.

The Company has entered into a release and separation agreement with Mr. Benett memorializing the terms of his separation of employment (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Benett would receive the following severance payments and benefits: (i) $660,000, payable over 12 months, (ii) reimbursement for the employer portion of continuation coverage premiums under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for 12 months following his separation date, and (iii) accelerated vesting of 50,000 unvested restricted stock units. Mr. Benett’s receipt of the foregoing payments and benefits is subject to his execution of an effective release of claims against the Company and certain of its affiliates. Under the Separation Agreement, Mr. Benett would be required to comply with certain non-disparagement, confidentiality, and cooperation obligations, as well as certain non-solicit and non-compete restrictions.

The foregoing description is qualified by reference to the full text of the Separation Agreement. A copy of the Separation Agreement is filed as Exhibit 10.1 attached hereto and is incorporated herein by reference in its entirety into this Item 5.02.

Appointment of Brian Linscott as Chief Executive Officer

In connection with Mr. Benett’s departure, the Board has appointed Brian Linscott, current Chief Operating Officer of the Company, as Chief Executive Officer, to be effective as of June 23, 2021.

Mr. Linscott has been Chief Operating Officer of the Company since January 2020. From 2015 to 2019, he served as a Partner at BR Advisors where he led the operational improvement of radio and printing companies, developed new partnerships, and facilitated asset transactions. He also serves as Operating Partner at Traverse Pointe Partners since 2014, where he advises a private equity fund on financial and operational assessment of equity investments and developed post-acquisition operational strategies to create stockholder value. From 2013 to 2015, Mr. Linscott served as a Managing Director at Huron Consulting Group where he managed client relationships, oversaw consulting teams, and developed new business opportunities in Huron’s Business Advisory practice. From 2009 to 2012, Mr. Linscott served as Chief Financial Officer / Senior Vice President at Sun Times Media, LLC where he created and executed a restructuring plan that led to substantial EBITDA growth, cash flow improvement, and a successful sale of the company. Mr. Linscott received his B.S. in Finance from the University of Illinois, Urbana.

In connection with Mr. Linscott’s appointment as Chief Executive Officer, the Board approved the terms of a new employment agreement between the Company and Mr. Linscott, which agreement is effective as of June 23, 2021 (the “Employment Agreement”). Mr. Linscott’s base salary will remain the same at $400,000 and his target annual incentive award will be 100%-150% of base salary.  In consideration for entering into the Employment Agreement, the Company has agreed to pay Mr. Linscott a cash sign-on bonus of $75,000.  The Company also agreed to grant Mr. Linscott a sign-on equity award consisting of 50,000 fully-vested restricted stock units, which will be settled in shares of common stock shortly following the grant date.  If Mr. Linscott’s employment is terminated by the Company for “cause” or if Mr. Linscott resigns without “good reason,” in each case prior to January 1, 2022, Mr. Linscott will be required to repay to the Company the after-tax portion of the sign-on bonus and would immediately forfeit the shares of common stock issued to him in respect of the sign-on equity award.  Mr. Linscott will also receive a grant of 125,000 restricted stock units, subject to the vesting conditions described in the Employment Agreement.

In the event that Mr. Linscott’s employment is terminated by the Company without “cause” or if Mr. Linscott resigns for “good reason,” the Company will provide Mr. Linscott with the following severance payments and benefits:  (i) 18 months’ of continued base salary payments, payable over 18 months, (ii) reimbursement for the employer portion of continuation coverage premiums under COBRA for 12 months following his separation date, and (iii) accelerated vesting of a portion of the time-based restricted stock units granted to Mr. Linscott in connection with the Employment Agreement.  Mr. Linscott’s receipt of the foregoing payments and benefits would be subject to his execution of an effective release of claims against the Company and certain of its affiliates.  Mr. Linscott will be required to continue to comply with his existing confidentiality, non-solicitation and non-competition obligations.

The foregoing description is qualified by reference to the full text of the Employment Agreement. A copy of the Employment Agreement is filed as Exhibit 10.2 attached hereto and is incorporated herein by reference in its entirety into this Item 5.02.

Item 7.01                                           Regulation FD Disclosure.

A copy of the press release announcing the foregoing events is furnished herewith as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

Item 8.01                                           Other Events.

In connection with his departure, Mr. Benett informed the Company he will not stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders to be held on June 23, 2021 (the “Annual Meeting”) and asked that the Company withdraw his name as a nominee for election to the Board. As a result, the company will disregard any votes received for Mr. Benett’s election to the Board.  As contemplated by the Employment Agreement, the Board intends to fill the vacancy left by Mr. Benett’s departure and decision not to stand for re-election by electing Mr. Linscott to the Board shortly after the Annual Meeting.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits.                            The following exhibits are being filed or furnished herewith:

Exhibit No.	Description
10.1	Release Agreement between the Company and Andrew Benett, dated as of June 22, 2021.
10.2	Employment Agreement between the Company and Brian Linscott, effective as of June 23, 2021.
99.1	Press Release of Harte Hanks, Inc. dated June 23, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.

Date: June 23, 2021

By	/s/ Lauri Kearnes
Chief Financial Officer